CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Matterhorn Growth Fund, Inc. and to the use of our report dated July 18, 2005 on the financial statements and financial highlights of Matterhorn Growth Fund, Inc. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                                        Tait, Weller & Baker LLP


Philadelphia, Pennsylvania
October 31, 2005